Exhibit 10.16

DATED______________________________________________________________________2012

(1) IMPERIAL INNOVATIONS LIMITED

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(2) VALIPHARMA LIMITED

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(3) HYPERGENOMICS PTE. LIMITED

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DEED OF NOVATION

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THIS DEED is made the 09 day of June 2011

BETWEEN:

(1)

IMPERIAL INNOVATIONS LIMITED incorporated and registered in England and Wales with company number 02060639 whose registered office is at 52 Princess Gate, Exhibition Road, London, SW7 2PG (“Innovations”);

(2)

VALIPHARMA LIMITED incorporated and registered in England and Wales with company number 05085935 whose registered office is at 140B High Street, Ongar, Essex, CM5 9JH (“Valipharma”);

(3)

HYPERGENOMICS PTE. LIMITED incorporated and registered in Singapore with company number 201105503N whose registered office is at 165 Gangsa Road, Unit 01-70, Singapore 670165 (“Hypergenomics”).

BACKGROUND:

(A)

Innovations and Valipharma (formerly known as Cronos Therapeutics Limited) are parties to Patent Licence Agreement dated 19 October 2005 (as amended between the parties by a licence term extension agreement dated 31 July 2006 and further amended by a letter agreement dated 4 September 2006) (“Licence”).

(B)

ValiRx Plc, (“ValiRx”) the holding company of Valipharma, transferred its shares in Belgium Volition SA (formerly known as ValiBio SA) to Singapore Volition Pte. Limited (“Volition”) pursuant to the terms of a Sale and Purchase Agreement dated 22 September 2010. As part of the share transfer, ValiRx wishes Valipharma to transfer all its rights, obligations and liabilities under the Licence to Hypergenomics.

(C)

Hypergenomics is a 100% owned subsidiary of Volition.

(D)

Innovations has agreed to accept performance under the Licence by Hypergenomics instead of Valipharma.

(E)

The parties have agreed that Valipharma's rights, obligations and liabilities under the Licence shall be novated to Hypergenomics on the terms of this deed.

IT IS HEREBY AGREED as follows:

1.

Definitions

1.1

Terms defined in the Licence shall have the same meaning in this deed.

1.2

“ValiRx Field” means the development, sale or other disposal of a laboratory test or kit that is to be used for drug selection and dosage and in connection with therapeutic drugs developed by ValiRx from its GeneICE or ARP technology.

2.

Novation of the Licence

2.1

With effect from and including the date of this Agreement (“Novation Date”) both  Valipharma and Innovations are released and discharged from all further obligations, rights, liabilities, duties, covenants and warranties towards each other (without prejudice to the obligations of Valipharma and Innovations prior to the Novation Date) as contained in the Licence and their respective rights and obligations against each other shall be cancelled.

2.2

With effect from the Novation Date:

2.2.1

Hypergenomics accepts rights and liabilities identical to those of Valipharma under the Licence towards Innovations and agrees to perform all duties and to discharge all of the covenants, warranties, undertakings and other obligations identical to those of Valipharma under the Licence in every way as if Hypergenomics were named in the Licence in place of Valipharma. Hypergenomics agrees to abide to terms identical to the terms of the Licence and be bound by its terms in every way as if it were the original party to the Licence in place of Valipharma; and

2.2.2

Innovations accepts rights and liabilities identical to those it had under the Licence towards Hypergenomics and agrees to abide to terms identical to the terms of the Licence and be bound by its terms in every way as if Hypergenomics were the original party to the Licence in place of Valipharma;

(“New Licence”).

2.3

For the avoidance of doubt this Novation Agreement does not affect, amend or alter in any way the patent licence between Innovations and Valipharma dated 17 August 2004 (as amended between the parties by a licence term extension agreement dated 31 July 2006 and further amended by a letter agreement dated 4 September 2006)

3.

Amendment to the New Licence

3.1

Innovations shall not be able to terminate a sub-licence granted to ValiRx by Hypergenomics which relates to the ValiRx Field. If the New Licence terminates for any reason Innovations shall grant ValiRx a direct licence under the Patents in the ValiRx Field on terms identical to the Licence (as amended to agree to delete certain termination and other provisions by the letter agreement of 4 September 2006) and to cover all uses therein stated (and for the avoidance of doubt including those that extend beyond the ValiRx Field).

4.

Counterparts

4.1

This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which shall together constitute one and the same agreement.

5.

Governing law and jurisdiction

5.1

This deed and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with English law.

5.2

The parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim that arises out of, or in connection with, this deed or its subject matter or formation (including non-contractual disputes or claims).

THIS DEED has been executed and delivered by or on behalf of each of the parties on the date at the top of page 1

Executed as a deed by IMPERIAL INNOVATIONS LIMITED acting by a director and a director or its secretary	/s/ Russ Cummings Russ Cummings /s/ Julian Smith Julian Smith
Executed as a deed by VALIPHARMA LIMITED acting by a director and a director or its secretary	/s/ Satu Vainikka Satu Vainikka Director /s/ George Morris George Morris Director
Executed as a deed by HYPERGENOMICS PTE. LIMITED acting by a director and a director or its secretary	/s/ Cameron Reynolds Cameron Reynolds Director /s/ Sarah Lee Hwee Hoon Sarah Lee Hwee Hoon Secretary